Exhibit 10.3

Execution Version

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “*”.  AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  A TOTAL OF THREE PAGES HAVE BEEN REDACTED.

July 11, 2013

To:                                                                             Ascent Capital Group, Inc.

c/o Monitronics International, Inc.

2350 Valley View Lane, Suite 100

Dallas, Texas 75234

Attn: Michael Meyers, Senior Vice President and Chief Financial Officer

From:                                                               Credit Suisse Capital LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Re:                                                                             Base Issuer Warrant Transaction

(Transaction Reference Number: 59825896)

Ladies and Gentlemen:

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between Credit Suisse Capital LLC (“Dealer”), represented by Credit Suisse Securities (USA) LLC (“Agent”) as its agent, and Ascent Capital Group, Inc. (“Issuer”).  This communication constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.              This Confirmation is subject to, and incorporates, the definitions and provisions of the 2006 ISDA Definitions (the “2006 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2006 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”).  In the event of any inconsistency between the 2006 Definitions and the Equity Definitions, the Equity Definitions will govern.  For purposes of the Equity Definitions, each reference herein to a Warrant shall be deemed to be a reference to a Call Option or an Option, as context requires.

This Confirmation evidences a complete and binding agreement between Dealer and Issuer as to the terms of the Transaction to which this Confirmation relates.  This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement as if Dealer and Issuer had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation and the designation of the guarantee of Credit Suisse (USA), Inc. as a Credit Support Document, with Credit Suisse (USA), Inc. as a Credit Support Provider in relation to Dealer). For the avoidance of doubt, the Transaction shall be the only transaction under the Agreement.

All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein.  In the event of any inconsistency between this Confirmation and either the Definitions or the Agreement, this Confirmation shall govern.

2.              The Transaction is a Warrant Transaction, which shall be considered a Share Option Transaction for purposes of the Equity Definitions.  The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	July 11, 2013

Effective Date:	July 17, 2013, or such other date as agreed between the parties, subject to Section 8(o) below

Components:

The Transaction will be divided into individual Components, each with the terms set forth in this Confirmation, and, in particular, with the Number of Warrants and Expiration Date set forth in this Confirmation. The payments and deliveries to be made upon settlement of the Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.

Warrant Style:	European

Warrant Type:	Call

Seller:	Issuer

Buyer:	Dealer

Shares:	The Series A common stock of Issuer, par value USD 0.01 per share (Ticker Symbol: “ASCMA”).

Number of Warrants:	For each Component, as provided in Annex A to this Confirmation.

Warrant Entitlement:	One Share per Warrant

Strike Price:	As provided in Annex A to this Confirmation.

Premium:	As provided in Annex A to this Confirmation.

Premium Payment Date:	The Effective Date

Exchange:	The NASDAQ Global Select Market

Related Exchange:	All Exchanges

Procedures for Exercise:

In respect of any Component:

Expiration Time:	Valuation Time

Expiration Date:

As provided in Annex A to this Confirmation (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day that is not already an Expiration Date for another Component); provided that if that date is a Disrupted Day, the Expiration Date for such Component shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day and is not or is not already deemed to be an Expiration Date in respect of any other Component of the Transaction hereunder; and provided further that if the Expiration Date has not occurred pursuant to the preceding proviso as of the Final Disruption Date, Dealer may elect in its discretion that the Final Disruption Date shall be the Expiration Date (irrespective of whether such date is an Expiration Date in respect of any other Component for the Transaction) and, notwithstanding anything to the contrary in this Confirmation or the Definitions, the VWAP Price for such Expiration Date shall be the prevailing market value per Share determined by the Calculation Agent in a commercially reasonable manner. Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Expiration Date, the Calculation Agent may determine that such Expiration Date is a Disrupted Day only in part, in which case (i)

the Calculation Agent shall make adjustments to the Number of Warrants for the relevant Component for which such day shall be the Expiration Date and shall designate the Scheduled Trading Day determined in the manner described in the immediately preceding sentence as the Expiration Date for the remaining Warrants for such Component, and (ii) the VWAP Price for such Disrupted Day shall be determined by the Calculation Agent based on transactions in the Shares on such Disrupted Day taking into account the nature and duration of such Market Disruption Event on such day. Any Scheduled Trading Day on which, as of the date hereof, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be a Scheduled Trading Day; if a closure of the Exchange prior to its normal close of trading on any Scheduled Trading Day is scheduled following the date hereof, but prior to the opening of the regular trading session of the Exchange on such day, then such Scheduled Trading Day shall be deemed to be a Disrupted Day in full. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date occurring in respect of an Expiration Date. “Final Disruption Date” has the meaning provided in Annex A to this Confirmation.

Market Disruption Event:

Section 6.3(a) of the Equity Definitions is hereby amended (A) by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof and (B) by replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure, or (iv) a Regulatory Disruption.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:

Any event that Dealer, in its discretion, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures, for Dealer to refrain from or decrease any market activity in connection with the Transaction. Dealer shall notify Issuer as soon as reasonably practicable that a Regulatory Disruption has occurred and the Expiration Dates affected by it.

Automatic Exercise:

Applicable; and means that the Number of Warrants for each Component will be deemed to be automatically exercised at the Expiration Time on the Expiration Date for such Component unless Dealer notifies Seller (by telephone or in writing) prior to the Expiration Time on the Expiration Date that it does not wish Automatic Exercise to occur, in which case Automatic Exercise will not apply.

Issuer’s Telephone Number and Telex and/or Facsimile Number and Contact Details for purpose of Giving Notice:	To be provided by Issuer.

Settlement Terms:

In respect of any Component:

Settlement Currency:	USD

Net Share Settlement:

On each Settlement Date, Issuer shall deliver to Dealer a number of Shares equal to the Number of Shares to be Delivered for such Settlement Date to the account specified by Dealer and pay to Dealer the Fractional Share Amount in cash in lieu of any fractional Share valued at the VWAP Price on the Valuation Date corresponding to such Settlement Date.

Number of Shares to be Delivered:

In respect of any Exercise Date, subject to the last sentence of Section 9.5 of the Equity Definitions, the product of (i) the number of Warrants exercised or deemed exercised on such Exercise Date, (ii) the Warrant Entitlement and (iii) (A) the excess, if any, of the VWAP Price on the Valuation Date occurring in respect of such Exercise Date over the Strike Price divided by (B) such VWAP Price.

The Number of Shares to be Delivered shall be delivered by Issuer to Dealer no later than noon (local time in New York City) on the relevant Settlement Date.

VWAP Price:

For any Valuation Date, the Rule 10b-18 dollar volume weighted average price per Share for such Valuation Date based on transactions executed during such Valuation Date, as reported on Bloomberg Page “ASCMA <Equity> AQR” (or any successor thereto) or, in the event such price is not so reported on such Valuation Date for any reason or is manifestly incorrect, as reasonably determined by the Calculation Agent using a volume weighted method.

Other Applicable Provisions:

The provisions of Sections 1.27, 9.1(c), 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Seller is the Issuer of the Shares), 9.12 and 10.5 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction.

Adjustments:

In respect of any Component:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Dividend:

Any Dividend (i) that has an ex-dividend date occurring on or after the Trade Date and on or prior to the date on which Issuer satisfies all of its delivery obligations hereunder and (ii) the amount or value of which differs from the Ordinary Dividend Amount for such Dividend, as determined by the Calculation Agent.

Dividend:	Any dividend or distribution on the Shares (other than any dividend or distribution of the type described in Sections 11.2(e)(i), 11.2(e)(ii)(A) or 11.2(e)(ii)(B) of the Equity Definitions).

Ordinary Dividend Amount:	USD 0.00.

Extraordinary Events:

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined:	Cancellation and Payment (Calculation Agent Determination)

Tender Offer:

Applicable; provided, however, that the definitions of “Tender Offer” and “Tender Offer Date” in Section 12.1 of the Equity Definitions are each hereby amended by replacing the words “voting shares” with the word “Shares”.

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:

Cancellation and Payment (Calculation Agent Determination) on that portion of the Other Consideration that consists of cash; Modified Calculation Agent Adjustment on the remainder of the Other Consideration.

(c) Share-for-Combined:	Modified Calculation Agent Adjustment

Modified Calculation Agent Adjustment:

If, in respect of any Merger Event to which Modified Calculation Agent Adjustment applies, the adjustments to be made in accordance with Section 12.2(e)(i) of the Equity Definitions would result in Issuer being different from the issuer of the Shares, then with respect to such Merger Event, as a condition precedent to the adjustments contemplated in Section 12.2(e)(i) of the Equity Definitions, Dealer, the Issuer of the Affected Shares and the entity that will be the Issuer of the New Shares shall, prior to the Merger Date, have entered into such documentation containing representations, warranties and agreements relating to securities law and other issues as requested by Dealer that Dealer has determined, in its reasonable discretion, to be reasonably necessary or appropriate to allow Dealer to continue as a party to the Transaction, as adjusted under Section 12.2(e)(i) of the Equity Definitions, and to preserve its hedging or hedge unwind activities in connection with the Transaction in a manner compliant with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer, and if such conditions are not met or if the Calculation Agent determines that no adjustment that it could make under Section 12.2(e)(i) of the Equity Definitions will produce a commercially reasonable result, then the consequences set forth in Section 12.2(e)(ii) of the Equity Definitions shall apply.

Consequences of Announcement Events:

Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions; provided that references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by references to “date of such Announcement Event”. An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable.

Announcement Event:

(i) The public announcement of any Merger Event or Tender Offer or the intention to enter into a Merger Event or Tender Offer, (ii) the public announcement by Issuer of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, a Merger Event or Tender Offer or (iii) any subsequent public announcement of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i) or (ii) of this sentence (in each case, whether such announcement is made by Issuer or a third party).

Announcement Date:

The definition of “Announcement Date” in Section 12.1 of the Equity Definitions is hereby amended by (i) replacing the words “a firm” with the word “any” in the second and fourth lines thereof, (ii) replacing the word “leads to the” with the words “, if completed, would lead to a” in the third and the fifth lines thereof, (iii) replacing the words “voting shares” with the word “Shares” in the fifth line thereof, and (iv) inserting the words “by any entity” after the word “announcement” in the second and the fourth lines thereof.

New Shares:

In the definition of New Shares in Section 12.1(i) of the Equity Definitions, (a) the text in clause (i) thereof shall be deleted in its entirety (including the word “and” following such clause (i)) and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors),” and (b) the phrase “and (iii) issued by a corporation organized under the laws of the United States, any State thereof or the District of Columbia” shall be inserted immediately prior to the period.

Nationalization, Insolvency or Delisting:

Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

(a) Change in Law:

Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (x) adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof, (y) adding the words “or any Hedge Positions” after the word “Shares” in the clause (X) thereof and (z) adding the words “, or holding, acquiring or disposing of Shares or any Hedge Positions relating to,” after the words “obligations under” in clause (Y) thereof.

(b) Failure to Deliver:	Applicable

(c) Insolvency Filing:	Applicable

(d) Hedging Disruption:	Applicable; provided that:

(i) Section 12.9(a)(v) of the Equity Definitions is hereby amended by (a) inserting the following words at the end of clause (A) thereof: “in the manner contemplated by the Hedging Party on the

Trade Date” and (b) inserting the following phrases at the end of such Section:

“Additionally, it shall constitute a Hedging Disruption if, as reasonably determined by the Calculation Agent, the ADTV of the Shares (as defined in Rule 10b-18 under the Exchange Act) decreases to or below the Liquidity Trigger provided in Annex A to this Confirmation (as adjusted by the Calculation Agent as it determines appropriate to account for any Potential Adjustment Event or Merger Event). For the avoidance of doubt, the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms.”; and

(ii) Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.

(e) Increased Cost of Hedging:	Applicable

(f) Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	As provided in Annex A to this Confirmation.

(g) Increased Cost of Stock Borrow:	Applicable

Initial Stock Loan Rate:	As provided in Annex A to this Confirmation.

Hedging Party:	Dealer for all applicable Potential Adjustment Events and Extraordinary Events

Determining Party:	Dealer for all applicable Extraordinary Events

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

3. Calculation Agent:

Dealer; provided that all determinations and adjustments by the Calculation Agent hereunder shall be made in good faith and in a commercially reasonable manner; provided further that, upon receipt of a written request from Issuer following any determination or adjustment made by the Calculation Agent hereunder, the Calculation Agent shall, with reasonable promptness, provide Issuer with a written explanation describing in reasonable detail such determination or adjustment (including any quotations, market data or information from internal sources used in making such determination or adjustment, but without disclosing the Calculation Agent’s proprietary models or other information that may be proprietary or confidential).

4. Account Details:

Dealer Payment Instructions:	Credit Suisse Capital LLC
Citibank, N.A. New York
ABA:
SWIFT:

A/C:
A/C:

Issuer Payment Instructions:	To be provided by Issuer.

5. Offices:

The Office of Dealer for the Transaction is: New York

The Office of Issuer for the Transaction is: Not applicable

6.	Notices: For purposes of this Confirmation:

(a)	Address for notices or communications to Issuer:

	To:	Ascent Capital Group, Inc.
c/o Monitronics International, Inc.
2350 Valley View Lane, Suite 100
Dallas, Texas 75234
	Attn:	Michael Meyers, Senior Vice President and Chief Financial Officer
Facsimile:

With a copy to:

Ascent Capital Group, Inc.
5251 DTC Parkway, Suite 1000
Greenwood Village, CO 80111
	Attn:	William E. Niles, Executive Vice President, General Counsel and Secretary

(b)	Address for notices or communications to Dealer:

	To:	Credit Suisse Capital LLC
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010
	Attn:	Senior Legal Officer
Telephone:
Facsimile:

With a copy to:

Credit Suisse Securities (USA) LLC
One Madison Avenue, 8th Floor
New York, New York 10010

For payments and deliveries:

	Attn:	Mike Sergio
Telephone:
Facsimile:

For all other communications:

	Attn:	Peter Finnegan
Telephone:
Facsimile:

Designated responsible employee for the purposes of Section 12(a)(iii) of the Agreement: Senior Legal Officer

7.     Representations, Warranties and Agreements:

(a)           In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Issuer represents and warrants to and for the benefit of, and agrees with, Dealer as follows:

(i)            On the Trade Date, and as of the date of any election by Issuer of the Share Termination Alternative under (and as defined in) Section 8(a) below, (A) none of Issuer and its officers and directors is aware of any material nonpublic information regarding Issuer or the Shares and (B) all reports and other documents filed by Issuer with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(ii)           Without limiting the generality of Section 13.1 of the Equity Definitions, Issuer acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(iii)          Prior to the Trade Date, Issuer shall deliver to Dealer a resolution of Issuer’s board of directors authorizing the Transaction and such other certificate or certificates as Dealer shall reasonably request.

(iv)          Issuer is not entering into this Confirmation or making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(v)           Issuer is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(vi)          On the Trade Date, (A) the assets of Issuer at their fair valuation exceed the liabilities of Issuer, including contingent liabilities, (B) the capital of Issuer is adequate to conduct the business of Issuer and (C) Issuer has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(vii)         Issuer shall not take any action to decrease the number of Available Shares below the Capped Number (each as defined below).

(viii)        The representations and warranties of Issuer set forth in Section 3 of the Agreement and Section 1 of the Underwriting Agreement (the “Underwriting Agreement”) dated as of the Trade Date July 11, 2013 between Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the Underwriters party thereto are true and correct and are hereby deemed to be repeated to Dealer as if set forth herein.

(ix)          Issuer understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any Affiliate of Dealer or any governmental agency.

(x)           During the period starting on the first Expiration Date and ending on the last Expiration Date (the “Settlement Period”), the Shares and any securities that are convertible into, or exchangeable or exercisable for, Shares will not be subject to a “restricted period,” as such term is defined in Regulation M under the Exchange Act.

(xi)          On each day during the Settlement Period, neither Issuer nor any “affiliate” or “affiliated purchaser” (each as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares, except through Dealer.

(xii)         On the Trade Date and at all times until termination or earlier expiration of the Transaction, (A) a number of Shares equal to the Capped Number have been reserved for issuance by all required corporate action of Issuer, (B) the Shares issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly authorized and, when delivered against payment therefor (which may include Net Share Settlement in lieu of cash) and otherwise as contemplated by the terms of the Warrant following the exercise of the Warrant in accordance with the terms and conditions of the Warrant, will be validly issued, fully-paid and non-assessable and (C) the issuance of the Warrant Shares will not be subject to any preemptive or similar rights and shall upon issuance be accepted for listing or quotation on the Exchange.

(xiii)        No state or local (including non-U.S. jurisdictions) or non-U.S. federal law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares; provided that Issuer makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates solely as a result of their being a financial institution or a broker-dealer.

(b)           Each of Dealer and Issuer agrees and represents that it is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act, as amended.

(c)           Each of Dealer and Issuer acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) thereof.  Accordingly, Dealer represents and warrants to Issuer that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account and without a view to the distribution or resale thereof and (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws.

(d)           Issuer agrees and acknowledges that Dealer is a “financial institution,”  “swap participant” and “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of Title 11 of the United States Code (the “Bankruptcy Code”).  The parties hereto further agree and acknowledge that it is the intent of the parties that (A) this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment,” within the meaning of Section 546 of the Bankruptcy Code and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code, (B) the Agreement is a “master netting agreement” and each of the parties thereto is a “master netting agreement participant”, each as defined in the Bankruptcy Code, (C) a party’s right to liquidate a Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right…to cause the liquidation, termination or acceleration” of the Transaction as described in the Bankruptcy Code and (D) Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 363(b)(27), 362(o), 546(e), 546(g), 546(j), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code.

(e)           Issuer shall deliver to Dealer an opinion of counsel, dated as of the Effective Date and reasonably acceptable to Dealer in form and substance, with respect to the matters set forth in Section 3(a) of the Agreement, Section 7(a)(xii) of this Confirmation (replacing, solely for these purposes, the words “On the Trade Date and at all times until termination or earlier expiration of the Transaction” with the words “On the Effective Date”) and such other matters as Dealer may reasonably request.

8.  Other Provisions:

(a)           Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events.  If Issuer shall owe Dealer any amount pursuant to Sections 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions or

pursuant to Section 6(d)(ii) of the Agreement (a “Payment Obligation”), Issuer shall have the right, in its sole discretion, to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Dealer, confirmed in writing within one Scheduled Trading Day, no later than 9:30 A.M. New York City time on the Merger Date, Tender Offer Date, Announcement Date, Early Termination Date or date of cancellation or termination in respect of another Extraordinary Event, as applicable (“Notice of Share Termination”); provided that if Issuer does not elect to satisfy its Payment Obligation by the Share Termination Alternative, Dealer shall have the right, in its sole discretion, to elect to require Issuer to satisfy its Payment Obligation by the Share Termination Alternative, notwithstanding Issuer’s failure to elect or election to the contrary; and provided further that Issuer shall not have the right to so elect (but, for the avoidance of doubt, Dealer shall have the right to so elect) in the event of (i) an Insolvency, a Nationalization, a Tender Offer or a Merger Event, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash or (ii) an Event of Default in which Issuer is the Defaulting Party or a Termination Event in which Issuer is the Affected Party, which Event of Default or Termination Event resulted from an event or events within Issuer’s control.  Upon such Notice of Share Termination, the following provisions shall apply on the Scheduled Trading Day immediately following the Merger Date, the Tender Offer Date, Announcement Date, Early Termination Date or date of cancellation or termination in respect of another Extraordinary Event, as applicable:

Share Termination Alternative:

Applicable and means that Issuer shall deliver to Dealer the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation.

Share Termination Delivery Property:

A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of the aggregate amount of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:

The value of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to Issuer at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:

In the case of a Termination Event, Event of Default, Delisting, Additional Disruption Event or Announcement Event, one Share or, in the case of an Insolvency, Nationalization, Merger Event or Tender Offer, one Share or a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization, Merger Event or Tender Offer, as applicable. If such Insolvency, Nationalization, Merger Event or Tender Offer involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:	Applicable

Other applicable provisions:

If Share Termination Alternative is applicable, the provisions of Sections 1.27, 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Seller is the issuer of the Shares or any portion of the Share Termination Delivery Units), 9.12 and 10.5 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction, except that all references to “Shares” shall be read as references to “Share Termination Delivery Units”.

(b)           Private Placement Procedures.  (i)  If, in the reasonable judgment of Dealer, for any reason, any Shares or any securities of Issuer or its affiliates comprising any Share Termination Delivery Units deliverable to Dealer hereunder (any such Shares or securities, “Delivered Securities”) would not be immediately freely transferable by Dealer under Rule 144 under the Securities Act, then the provisions set forth in this Section 8(b) shall apply.  In such event, Issuer shall deliver additional Delivered Securities so that the value of such Delivered Securities, as determined by the Calculation Agent to reflect an appropriate liquidity discount, equals the value of the number of Delivered Securities that would otherwise be deliverable if such Delivered Securities were freely tradeable (without prospectus delivery) upon receipt by Dealer (such value, the “Freely Tradeable Value”).  (For the avoidance of doubt, as used in this paragraph (b) only, the term “Issuer” shall mean the issuer of the relevant securities, as the context shall require.)

(ii) (A)     Dealer (or an Affiliate of Dealer designated by Dealer) and any potential institutional purchaser of any such Delivered Securities from Dealer or such Affiliate identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation in compliance with applicable law with respect to Issuer customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them and subject to reasonable confidentiality restrictions);

(B)          Dealer (or an Affiliate of Dealer designated by Dealer) and Issuer shall enter into an agreement (a “Private Placement Agreement”) on commercially reasonable terms in connection with the private placement of such Delivered Securities by Issuer to Dealer or such Affiliate and the private resale of such Delivered Securities by Dealer or such Affiliate, substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to Dealer and Issuer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, Dealer and its Affiliates and Issuer, shall provide for the payment by Issuer of all out-of-pocket expenses in connection with such resale, including all reasonable fees and expenses of counsel for Dealer, shall contain representations, warranties and agreements of Issuer reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales, and shall use best efforts to provide for the delivery of accountants’ “comfort letters” to Dealer or such Affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the offering memorandum prepared for the resale of such Delivered Securities; and

(C)          Issuer agrees that any Delivered Securities so delivered to Dealer, (i) may be transferred by and among Dealer and its Affiliates, and Issuer shall effect such transfer without any further action by Dealer and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed with respect to such Delivered Securities, Issuer shall promptly remove, or cause the transfer agent for such Delivered Securities to remove, any legends referring to any such restrictions or requirements from such Delivered Securities upon delivery by Dealer (or such Affiliate of Dealer) to Issuer or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(D)          Issuer shall not take, or cause to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by Issuer to Dealer (or any affiliate designated by Dealer) of the Shares or Share Termination Delivery Units, as the case may be, or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Shares or Share Termination Delivery Units, as the case may be, by Dealer (or any such affiliate of Dealer).

(c)           Make-whole. Dealer or its affiliate may sell such Shares or Share Termination Delivery Units, as the case may be, during a period (the “Resale Period”) commencing on the Scheduled Trading Day following delivery of such Shares or Share Termination Delivery Units, as the case may be, and ending on the Scheduled Trading Day on which Dealer completes the sale of all such Shares or Share Termination Delivery Units, as the case may be, or a sufficient number of Shares or Share Termination Delivery Units, as the case may be, so that the realized net proceeds of such sales equal or exceed the Freely Tradeable Value (such amount of the Freely Tradeable Value, the “Required Proceeds”).  If any of such delivered Shares or Share Termination Delivery Units remain after such realized net proceeds equal or exceed the Required Proceeds, Dealer shall return such remaining Shares or Share Termination

Delivery Units to Issuer.  If the Required Proceeds exceed the realized net proceeds from such resale, Issuer shall transfer to Dealer by the open of the regular trading session on the Exchange on the Scheduled Trading Day immediately following the last day of the Resale Period the amount of such excess (the “Additional Amount”) in cash or in a number of additional Shares or Share Termination Delivery Units, as the case may be, (“Make-whole Shares”) in an amount that, based on the Relevant Price on the last day of the Resale Period (as if such day was the “Valuation Date” for purposes of computing such Relevant Price), has a dollar value equal to the Additional Amount.  The Resale Period shall continue to enable the sale of the Make-whole Shares in the manner contemplated by this Section 8(c).  This provision shall be applied successively until the Additional Amount is equal to zero, subject to Section 8(e).

(d)           Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall Dealer be entitled to receive, or shall be deemed to receive, any Shares in connection with this Transaction if, immediately upon giving effect to such receipt of such Shares, (i) Dealer’s Beneficial Ownership would be equal to or greater than 7.5% of the outstanding Shares, (ii) Dealer, or any “affiliate” or “associate” of Dealer, would be an “interested stockholder” of Issuer, as all such terms are defined in Section 203 of the Delaware General Corporation Law or (iii) Dealer, Dealer Group (as defined below) or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under any federal, state or local (including non-U.S.) laws, regulations, regulatory orders or constitutive documents or contracts or agreements of Issuer that are, in each case, applicable to ownership of Shares (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership in excess of a number of Shares equal to (x) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a local, state, federal or non-U.S. regulator) of a Dealer Person, that could reasonably be expected to result in an adverse effect on a Dealer Person, under Applicable Laws, as determined by Dealer in its reasonable discretion, and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Issuer or any contract or agreement to which Issuer is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (each of clause (i), (ii) and (iii) above, an “Ownership Limitation”). If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of an Ownership Limitation, Dealer’s right to receive such delivery shall not be extinguished and Issuer shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Issuer that such delivery would not result in any of such Ownership Limitations being breached.  “Dealer’s Beneficial Ownership” means the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder (collectively, “Section 13”)) of Shares, without duplication, by Dealer, together with any of its affiliates or other person subject to aggregation with Dealer under Section 13 for purposes of “beneficial ownership”, or by any “group” (within the meaning of Section 13) of which Dealer is or may be deemed to be a part (Dealer and any such affiliates, persons and groups, collectively, “Dealer Group”) (or, to the extent that, as a result of a change in law, regulation or interpretation after the date hereof, the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such number).  Notwithstanding anything in the Agreement or this Confirmation to the contrary, Dealer (or the affiliate designated by Dealer pursuant to Section 8(l) below) shall not become the record or beneficial owner, or otherwise have any rights as a holder, of any Shares that Dealer (or such affiliate) is not entitled to receive at any time pursuant to this Section 8(d), until such time as such Shares are delivered pursuant to this Section 8(d).

(e)           Limitations on Settlement by Issuer.  (i) Notwithstanding anything herein or in the Agreement to the contrary, in no event shall Issuer be required to deliver Shares in connection with the Transaction in excess of the Capped Number of Shares (as provided in Annex A to this Confirmation), subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Definitions resulting from actions of Issuer or events within Issuer’s control (the “Capped Number”).  Issuer represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that the Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares of the Issuer that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”).  In the event Issuer shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 8(e) (the resulting deficit, the “Deficit Shares”), Issuer shall be continually obligated to deliver, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, Shares when, and to the extent, that (A) Shares are repurchased, acquired or otherwise received by Issuer or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved or (C) Issuer additionally authorizes any unissued Shares that are not reserved for other transactions.  Issuer shall immediately notify Dealer of the occurrence of any of the foregoing events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and promptly deliver such Shares thereafter.

(ii) Issuer shall not enter into any transaction, or take any other action, that would result in an adjustment to the maximum number of Shares deliverable under clause (i) of this subsection that would result in the issuance of a number of Shares that would require stockholder approval under the continued listing standards of The NASDAQ Global Select Market without having obtained prior stockholder approval.

(f)            Right to Extend.  Dealer may postpone any Exercise Date or Settlement Date or any other date of valuation or delivery with respect to some or all of the relevant Warrants (in which event the Calculation Agent shall make appropriate adjustments to the Number of Shares to be Delivered with respect to one or more Components), if Dealer determines, in its reasonable discretion, that such extension is reasonably necessary or appropriate to (i) preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions in the cash market, the stock loan market or any other relevant market or (ii) to enable Dealer to effect purchases of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer were Issuer or an affiliated purchaser of Issuer, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer.

(g)           Equity Rights.  Dealer acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Issuer’s bankruptcy.  For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Issuer’s bankruptcy to any claim arising as a result of a breach by Issuer of any of its obligations under this Confirmation or the Agreement.  For the avoidance of doubt, the parties acknowledge that this Confirmation is not secured by any collateral that would otherwise secure the obligations of Issuer herein under or pursuant to any other agreement.

(h)           Amendments to Equity Definitions.  The following amendments shall be made to the Equity Definitions:

(i)            Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the word “an”; and adding the phrase “or Warrants” at the end of the sentence.

(ii)           The first sentence of Section 11.2(c) of the Equity Definitions, prior to clause (A) thereof, is hereby amended to read as follows: ‘(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the related Confirmation of a Share Option Transaction, then following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment Event has an effect on the theoretical value of the relevant Shares or options on the Shares and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of:’ and, the portion of such sentence immediately preceding clause (ii) thereof is hereby amended by deleting the words “diluting or concentrative” and the words “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing such latter phrase with the words “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)”;

(iii)          Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “diluting or concentrative” and replacing them with the word “material” and adding the phrase “or Warrants” at the end of the sentence;

(iv)          Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) at Dealer’s option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of  the ISDA 2002 Master Agreement with respect to that Issuer.”;

(v)           Section 12.9(b)(iv) of the Equity Definitions is hereby amended by (A) deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); (B) replacing “will lend” with “lends” in subsection (B); and (C) deleting the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the penultimate sentence; and

(vi)          Section 12.9(b)(v) of the Equity Definitions is hereby amended by (A) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and (B)(1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C) and (3) replacing in the penultimate sentence the words “either party” with “the Hedging Party” and (4) deleting clause (X) in the final sentence.

(i)            Transfer and Assignment.  Dealer may transfer or assign its rights and obligations hereunder and under the Agreement, in whole or in part, at any time to any person or entity whatsoever without the consent of Issuer; provided that Issuer will not be obligated to pay to such transferee or assignee an amount in respect of Indemnifiable Taxes greater than the amount in respect of Indemnifiable Taxes which Issuer would have been required to pay to Dealer in the absence of such transfer or assignment.  At any time at which any Ownership Limitation or a Hedging Disruption exists, if Dealer, in its discretion, is unable to effect a transfer or assignment to a third party after using its commercially reasonable efforts on pricing terms and within a time period reasonably acceptable to Dealer such that an Ownership Limitation or a Hedging Disruption, as the case may be, no longer exists, Dealer may designate any Scheduled Trading Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of the Transaction, such that such Ownership Limitation or Hedging Disruption, as the case may be, no longer exists.  In the event that Dealer so designates an Early Termination Date with respect to a portion of the Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement and Section 8(b) of this Confirmation as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Terminated Portion of the Transaction, (ii) Issuer shall be the sole Affected Party with respect to such partial termination and (iii) such portion of the Transaction shall be the only Terminated Transaction.

(j)            Adjustments.  For the avoidance of doubt, whenever the Calculation Agent is called upon to make an adjustment pursuant to the terms of this Confirmation or the Definitions to take into account the effect of an event, the Calculation Agent shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position.

(k)           Disclosure.  Effective from the date of commencement of discussions concerning the Transaction, Issuer and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Issuer relating to such tax treatment and tax structure.

(l)            Designation by Dealer.  Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Issuer, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations.  Dealer shall be discharged of its obligations to Issuer to the extent of any such performance.

(m)          Additional Termination Events.  The occurrence of any of the following shall constitute an Additional Termination Event with respect to which the Transaction shall be the sole Affected Transaction and Issuer shall be the sole Affected Party; provided that with respect to any Additional Termination Event, Dealer may choose to treat part of the Transaction as the sole Affected Transaction, and, upon the termination of the Affected Transaction, a Transaction with terms identical to those set forth herein except with a Number of Warrants equal to the unaffected number of Warrants shall be treated for all purposes as the Transaction, which shall remain in full force and effect:

(i)             Dealer reasonably determines that it is advisable to terminate a portion of the Transaction so that Dealer’s related hedging activities will comply with applicable securities laws, rules or regulations or related policies and procedures of Dealer (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer);

(ii)            any Person (as defined below), other than Issuer or its subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such Person has become the direct or indirect ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of (a) more than 50% (or, in the case of a Permitted Holder, 60%) of the outstanding Shares or (b) Issuer’s common equity representing more than 50% (or, in the case of a Permitted Holder, 60%) of the voting power of Issuer’s common equity;  provided that a filing that would otherwise result in an Additional Termination Event pursuant to this clause (ii) will not constitute an Additional Termination Event if (x) the filing occurs in connection with a transaction in which the Shares are replaced by the securities of another corporation, partnership, limited liability company or similar entity and (y) no filing of Schedule TO (or any such schedule, form or report) is made or is in effect with respect to common equity representing more than 50% of the voting power of such other entity;

(iii)           consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of Issuer pursuant to which Shares will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of Issuer and Issuer’s subsidiaries, taken as a whole, to any person other than one or more of Issuer’s subsidiaries (any such exchange, offer, consolidation, merger, transaction or series of transactions referred to for the purpose of this section as an “Event”) other than any Event where the holders of Issuer’s common equity immediately prior to such Event own, directly or indirectly, more than 50% of the voting power of all classes of common equity of the continuing or surviving person or transferee or the parent thereof immediately after such Event, with such holders’ proportional voting power immediately after such Event being in substantially the same proportions as their respective voting power before such Event;

(iv)          the Continuing Directors (as defined below) cease to constitute at least a majority of Issuer’s board of directors;

(v)           Issuer’s stockholders approve any plan or proposal for Issuer’s liquidation or dissolution; or

(vi)          the Shares cease to be listed on at least one U.S. national securities exchange.

Notwithstanding the foregoing, a transaction set forth in clause (ii) or (iii) above will not constitute an Additional Termination Event if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or Event that would otherwise have constituted an Additional Termination Event consists of shares of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with the relevant transaction or Event.

“Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d) of the Exchange Act.

“Continuing Director” means a director who either was a member of Issuer’s board of directors on the Effective Date  or who becomes a member of Issuer’s board of directors subsequent to that date and whose election, appointment or nomination for election by Issuer’s stockholders, is duly approved by a majority of the continuing directors on Issuer’s board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by Issuer on behalf of its entire board of directors in which such individual is named as nominee for director.

“Permitted Holder” means (1) John C. Malone and/or William Fitzgerald (Issuer’s current Chairman of the Board and Chief Executive Officer) (acting individually or in concert); (2) the spouses, siblings or lineal descendants (including adoptees) of the persons described in clause (1); (3) any trusts or private foundations created for the benefit of, or controlled by, any of the persons described in clauses (1) and (2) or any trusts or private foundations created for the benefit of any such trust or private foundation; (4) in the event of the incompetence or death of any of the persons described in clauses (1) and (2), such person’s estate, executor, administrator, committee or other personal representative or similar fiduciary or beneficiaries, heirs, devisees or distributes, in each case, who at any particular date shall beneficially own capital interests of the Issuer; or (5) any group consisting solely of persons described in clauses (1)-(4).

(n)           No Netting and Set-off.  Each party waives any and all rights it may have to set off obligations arising under the Agreement and the Transaction against other obligations between the parties, whether arising under any other agreement, applicable law or otherwise.

(o)           Effectiveness.  If, prior to the Effective Date, Dealer reasonably determines that it is advisable to cancel the Transaction because of concerns that Dealer’s related hedging activities could be viewed as not complying with applicable securities laws, rules or regulations, the Transaction shall be cancelled and shall not become effective, and neither party shall have any obligation to the other party in respect of the Transaction.

(p)           Wall Street Transparency and Accountability Act of 2010.  The parties hereby agree that none of (v) Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), (w) any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (x) the enactment of WSTAA or any regulation under the WSTAA, (y) any requirement under WSTAA nor (z) an amendment made by WSTAA, shall limit or otherwise impair either party’s rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging, Loss of Stock Borrow, Increased Cost of Stock Borrow, an Excess Ownership Position or Illegality (as defined in the Agreement)).

(q)           Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax” each as defined in Section 14 of the Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”).  For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(r)            Waiver of Trial by Jury.  EACH OF ISSUER AND BUYER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF BUYER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(s)            Governing Law; Jurisdiction.  THIS CONFIRMATION AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

(t)            Tax Representation.  For the purposes of Section 3(e) and 3(f) of the Agreement, Dealer and Issuer each represent either (i) that they are “United States persons” within the meaning of Section 7701(a)(30) of the Code or (ii) that payments received or deemed received pursuant to this Confirmation will be treated as income effectively connected with the conduct of a trade or business within the United States.

(u)           Matters Relating to Dealer and Agent.  Agent shall act as “agent” for Dealer and Issuer in connection with the Transaction.  Agent will furnish to Issuer upon written request a statement as to the source and amount of any remuneration received or to be received by Agent in connection herewith.  Agent has no obligation hereunder, by guaranty, endorsement or otherwise, with respect to performance of Dealer’s obligations hereunder or under the Agreement.  Dealer is an “OTC derivatives dealer” as such term is defined in the Exchange Act and is an affiliate of Agent.  Dealer is not a member of the Securities Investor Protection Corporation.

Issuer hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Issuer with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Dealer.

Yours faithfully,

CREDIT SUISSE CAPITAL LLC

			By:	/s/ Bik Kwan Chung
				Name:	Bik Kwan Chung
				Title:	Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC,
as Agent

			By:	/s/ Emilie Blay
				Name:	Emilie Blay
				Title:	Authorized Signatory

Agreed and Accepted By:

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President

[Signature page to Base Warrant Transaction]

Annex A

Strike Price:	USD118.62

Premium:	USD6,178,500

Final Disruption Date:	*

Maximum Stock Loan Rate:	200 basis points per annum

Initial Stock Loan Rate:	50 basis points per annum

Capped Number of Shares:	875,448 Shares

Liquidity Trigger:	* Shares

For each Component of the Transaction, the Number of Warrants and Expiration Date is set forth below.

Component Number	Number of Warrants	Expiration Date
*	*	*

Component Number	Number of Warrants	Expiration Date
*	*	*

Component Number	Number of Warrants	Expiration Date
*	*	*